SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2003 (August 8, 2003)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	0-22825	22-3498533

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Carnegie Center Princeton, NJ	08540-6215

(Address of Principal Executive Offices)	(Zip Code)

(609) 734-3700

(Registrant's Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events and Required FD Disclosure

On August 8, 2003, RCN Corporation announced it had extended its tender offer for up to between approximately $250,000,000 and $290,000,000 aggregate principal amount of its outstanding Senior Notes without distinguishing between the issues, from 11:59 p.m., New York City time on August 7, 2003 to 5:00 p.m., New York City time, on August 15, 2003. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

a) Exhibits

               Exhibit 99.1         Exhibit RCN Corporation Press Release, dated August 8, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003

RCN CORPORATION

By:	/s/ W. Terrell Wingfield, Jr.

W. Terrell Wingfield, Jr.
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit 99.1	RCN Corporation Press Release, dated August 8, 2003.

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